Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE ANNOUNCES

CLOSING OF TRANSACTION TO ACQUIRE EXALENZ BIOSCIENCE

CINCINNATI, OHIO APRIL 30, 2020 (GLOBE NEWSWIRE) — Meridian Bioscience, Inc. (NASDAQ: VIVO), a provider of diagnostic testing solutions and life science raw materials, has completed its previously announced acquisition of Exalenz Bioscience Ltd., the Modiin, Israel based provider of the BreathID® Breath Test Systems, a urea breath test platform for the detection of Helicobacter pylori.

The combination of Meridian’s leading stool antigen tests with the Exalenz BreathID® urea breath test positions Meridian as the only company in the U.S. with a complete offering of non-invasive diagnostic assays for a H. pylori active infection. According to the CDC, approximately two thirds of the global population is infected with H. pylori, a leading cause of peptic ulcers and gastric cancer. Annually there are between 500,000 and 850,000 new cases of peptic ulcer disease and over one million ulcer-related hospitalizations.

Jack Kenny, Chief Executive Officer, said, “We are excited to complete the acquisition of Exalenz Bioscience Ltd. and its H. pylori urea breath testing systems. Despite the turmoil from the COVID-19 pandemic, we continue to execute on our growth strategy, and this acquisition fits squarely with our Diagnostics business unit’s vision of supplying market leading gastrointestinal assays to health systems around the world. We look forward to immediately integrating the BreathID® Systems into our commercial efforts within the U.S. and delivering our innovative non-invasive H. pylori testing solutions to our customer base.”

Meridian will provide more background on Exalenz and the strategic rationale on the Company’s earnings call on May 8, 2020 at 10:00am Eastern Time. Please see investor.meridianbioscience.com for the details of how to join the call.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the acquisition of Exalenz Bioscience Ltd. by Meridian, including any statements regarding the synergies, benefits and opportunities of the transaction, future opportunities for the combined company, including its strategies, products and technologies, future financial performance and any other statements regarding Meridian’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative versions thereof, are intended to identify forward-looking statements.

Forward-looking statements speak only as of the date they are made. Forward-looking statements are based on Meridian’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Meridian’s control. Such risks and uncertainties could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the diversion of management time on transaction-related issues; Meridian’s ability to successfully integrate the businesses, operations and technology of Exalenz; risk of failure of the acquisition to achieve its plans and objectives generally; risk that the transaction and its announcement could have an adverse effect on the parties’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies or cost savings from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations, legislation, and other regulatory actions and initiatives, the regulatory process for new products and indications, manufacturing issues that may arise, stock price volatility, fluctuations in exchange rates for future sales denominated in foreign currency, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. Meridian does not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Meridian’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Meridian’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Meridian assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Meridian Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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